Exhibit 99.1

BOARD MEMBER AGREEMENT

This Agreement is being made and entered into this 2nd day of March 2006, by and between PokerTek, Inc., a North Carolina corporation with principal offices at 1020 Crews Road, Suite J, Matthews, NC 28106 (the “Company”), and Joe Lahti an individual with address at 5825 Excelsior Blvd., Minneapolis, MN 55416 (the “Director”).

WITNESSETH

WHEREAS, the Company is engaged in the business of software sales and software research and development (the “Business”);

WHEREAS, the Company has established a Board of Directors to assist the Company in its endeavors to manage the Business so as to maximize returns for the Company’s shareholders;

WHEREAS, the Company desires to engage the Director as the Chairman of its Audit Committee and the Director represents that he has the requisite skill and knowledge to serve as such; and

NOW THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound, the parties hereto hereby declare and agree as follows:

1.	Term; Termination. The term of this Agreement shall commence on the date hereof (the “Effective Date”), and shall continue until the Director no longer serves on the Company’s Board of Directors (the “Term”), it being understood that the Director shall remain on the Company’s Board of Directors at the discretion of the Company’s shareholders.

2.	Compensation and Reimbursement

2.1.	On March 31, 2006, for serving on the Board of Directors, Company shall grant the Director, pursuant to the Company’s 2005 Stock Incentive Plan, an option (the “Option”) to purchase 50,000 shares of common stock of the Company (the “Option Shares”), at a purchase price equal to the closing stock price on March 31, 2006 , under the terms and conditions set forth in the Stock Option Agreement, in the form attached as Exhibit A, which shall be provided to Director on the date of the grant. 10,000 shares shall vest in a series of four (4) successive equal quarterly installments over the one year period measured from the date hereof upon the Director’s completion of each additional quarter over such one (1) year period. The remaining option shares shall vest in a series of sixteen (16) successive equal quarterly installments upon the Director’s completion of each additional quarter serving as a member of the Board over the four (4) year period beginning one (1) year from the date hereof. The Stock Option Agreement (the “Option

Agreement”) in the form attached as Exhibit A, shall provide that all Option Shares subject to the Option Agreement at the time of a Change of Control (as defined in the 2005 Stock Incentive Plan) not otherwise vested shall automatically vest in full immediately prior to the effective date of the Change of Control so that the Option may be exercised for any or all of the Option Shares. In addition, if Optionee is terminated without Cause (as defined below) as a member of the Board of Directors by the Company without Director’s written consent, or if the shareholders of the Company do not re-elect Director as a member of the Board of Directors at any time during the term of the Option, only the vested Options shall become exercisable. For purposes of this Agreement, “Cause” means (i) Director’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony or a crime involving fraud or dishonesty against the Company; or (ii) Director’s willful and continued failure to substantially perform Director’s duties for the Company which failure continues for thirty (30) days following Director’s receipt of written notice of such failure to perform or (iii) Director’s death, or any illness, disability or other incapacity in such a manner that Director is physically rendered unable regularly to perform his duties hereunder for a period in excess of one hundred twenty (120) consecutive days .

2.2.	For serving on the Board of Directors, Company shall compensate the Director $50,000 annually, Company shall pay Director on a quarterly basis which each payment being due on the last day of each quarter for which the Director serves.

2.3.	The Company will reimburse Director for all expenses incurred by him in the course of the performance of his duties as a Director hereunder and approved, in advance, by the Company.

3.	Non-Disclosure, Ownership of Intellectual Property

3.1.	Director covenants and undertakes that, during the term of this Agreement and thereafter, absent the Company’s prior written consent, all information, written or oral, relating to the Company, its parents, subsidiaries or affiliates, the Company’s Business or condition (actual or planned), disclosed to him by the Company, or which otherwise became known to him in connection with the performance of the Services (the “Information”), shall be maintained by him in full and absolute confidence, and he shall not use such Information, directly or indirectly, in whole or in part, for his own benefit or any purpose whatsoever except as specifically and explicitly provided hereunder. Director’s undertaking hereunder shall not apply to Information which is in, or becomes part of, the public domain, or which was known by Director before the time of disclosure.

3.2.	Director agrees and undertakes that, so long as this Agreement is in effect and for a period of one year thereafter (the “Covenant Period”), neither he, nor any entity in which he holds a majority of the equity interest or voting control (either directly or through other entities in which he holds a majority of the equity interest or voting control) (each a “Controlled Entity”), shall engage in the marketing and distribution of poker tables featuring automated live poker games through the use of a simulated dealer and an electronic facsimile of chips and playing cards (such activities, the “Competing Activities”). The Company acknowledges that Director has ownership interests in or other relationships with entities that are not Controlled Entities (each a “Non-Controlled Entity”), and the restriction in the preceding sentence does not apply to activities of Non-Controlled Entities. However, Director agrees to inform the Company at such time as the Non-Controlled Entity commences Competing Activities, provided that he is aware of the Competing Activities and the disclosure would not violate a non-disclosure agreement with the Non-Controlled Entity.

4.	Miscellaneous. This Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and no other arrangement, understanding or agreement, verbal or otherwise, shall be binding upon the parties hereto. This Agreement may not be assigned by any of the parties hereto, and may not be amended or modified, except by the written consent of both parties hereto. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. Headings to Sections herein are for the convenience of the parties only, and are not intended to be or to affect the meaning or interpretation of this Agreement. The Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for the breach of this Agreement. In the event that any covenant, condition or other provision contained in this Agreement is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed severable from the remainder thereof, and shall in no way affect, impair or invalidate any other covenant, condition or other provision therein contained. If such condition, covenant or other provisions shall be deemed invalid due to its scope or breadth, such covenant, condition or other provision shall be deemed valid to the extent permitted by law. All notices required to be delivered under this Agreement shall be effective only if in writing and shall be deemed given when received by the party to whom notice is required to be given and shall be delivered personally, or by registered mail to the addresses set forth above.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

POKERTEK, INC.

By:	/s/ James Crawford
Name:	James Crawford
Title:	Secretary

By:	/s/ Joseph J. Lahti
Name:	Joseph J. Lahti

March 2, 2006
Date

Exhibit A

Option No.

POKERTEK, INC.

2005 STOCK INCENTIVE PLAN

Form of Stock Option Agreement

(Non-Employee Directors)

Name of Participant:	_________________________________________
Grant Date:	_________________________________________
Number of Shares Subject to Option:	_________________________________________
Option Price:	_________________________________________
Type of Option:	Nonqualified
Expiration Date:	____________________________, ____________

THIS AGREEMENT (together with Schedule A attached hereto, this “Agreement”), made effective                     , between PokerTek, Inc., a North Carolina corporation (the “Corporation”), and                     , a Director of the Corporation or an Affiliate (the “Participant”).

R E C I T A L S :

In furtherance of the purposes of the PokerTek, Inc. 2005 Stock Incentive Plan, as it may be hereafter amended (the “Plan”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Participant hereby agree as follows:

1. Incorporation of Plan. The rights and duties of the Corporation and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, a copy of which is delivered herewith or has been previously provided to the Participant and the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

2. Grant of Option; Term of Option. The Corporation hereby grants to the Participant, pursuant to the Plan, as a matter of separate inducement and agreement in connection with his service to the Corporation, and not in lieu of any salary or other compensation for his services, the right and option (the “Option”) to purchase all or any part of an aggregate of              (            ) shares (the “Shares”) of the Common Stock (the “Common Stock”) of the Corporation, at a purchase price (the “Option Price”) of                  dollars ($            ) per Share. The Option shall be designated as a Nonqualified Option. Except as otherwise provided in the Plan, the Option will expire if not exercised in full before                 (the “Expiration Date”) (such term commencing with the Grant Date and ending on the Expiration Date being referred to as the “Option Period”).

3. Exercise of Option. The Option shall become exercisable on the date or dates and subject to such conditions set forth in the Plan, this Agreement and Schedule A, which is attached hereto and expressly made a part of this Agreement. To the extent that the Option is exercisable but is not exercised, the Option shall accumulate and be exercisable by the Participant in whole or in part at any time prior to expiration of the Option, subject to the terms of the Plan and this Agreement. Upon the exercise of an Option in whole or in part, payment of the Option Price in accordance with the provisions of the Plan and this Agreement, and satisfaction of such other conditions as may be established by the Administrator, the Corporation shall promptly deliver to the Participant a certificate or certificates for the Shares purchased. The total number of Shares that may be acquired upon exercise of the Option shall be rounded down to the nearest whole share. No fractional shares will be issued. Payment of the Option Price may be made in cash or cash equivalent; provided that, where permitted by the Administrator and Applicable Laws (and subject to such terms and conditions as may be established by the Administrator), payment may also be made (i) by delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant at the time of exercise for a time period of at least six months (or such other time period, if any, necessary to avoid variable accounting or other accounting consequences deemed unacceptable to the Administrator); (ii) by shares of Common Stock withheld upon exercise but only if and to the extent that payment by such method does not result in variable accounting or other accounting consequences deemed unacceptable to the Administrator; (iii) with respect only to purchases upon exercise of the Option only after a public market for the Common Stock exists, by delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price; (iv) by such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Laws; or (v) by any combination of the foregoing methods. Shares tendered or withheld in payment of the Option Price shall be valued at their Fair Market Value on the date of exercise, as determined by the Administrator.

4. Effect of Change in Control.

(a) Notwithstanding any other provision of the Plan to the contrary, and except as may be otherwise provided in an agreement between the Participant and the Corporation or required under Code Section 409A, related regulations or other guidance, in the event of a Change in Control (as defined in Section 4(c) herein), the Option, if outstanding as of the date of such Change in Control, shall become fully exercisable, whether or not then otherwise exercisable.

(b) Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization, sale of all or substantially all of the assets of the Corporation or other similar transaction or event affecting the Corporation or its shareholders or an Affiliate, the Administrator may, in its sole and absolute discretion, determine that the Option shall not become exercisable on an accelerated basis, if the Corporation or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of Awards granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms or equivalent economic benefits as Awards granted under the Plan), as the Administrator determines to be equitable or appropriate to protect the rights and interests of the Participant. For the purposes herein, if the Committee is acting as the Administrator authorized to make the determinations provided for in this Section 4(b), the Committee shall be appointed by the Board of Directors, two-thirds of the members of which shall have been Directors of the Corporation prior to the merger, share exchange, reorganization or other transaction or event affecting the Corporation, its shareholders or an Affiliate.

(c) For the purposes herein, except as may be otherwise required in order to comply with Code Section 409A, a “Change in Control” shall be deemed to have occurred on the earliest of the following dates:

(i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, fifty percent (50%) or more of the outstanding Common Stock of the Corporation;

(ii) The date the shareholders of the Corporation approve a definitive agreement (A) to merge or consolidate the Corporation with or into another corporation or other business entity (each, a “corporation”), in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, in each case other than a merger or consolidation of the Corporation in which the holders of Common Stock immediately prior to the merger or consolidation continue to own immediately after the merger or consolidation at least fifty percent (50%) of the Common Stock, or, if the Corporation is not the surviving corporation, the common stock (or other voting securities) of the surviving corporation; provided, however, that if consummation of such merger or consolidation is subject to the approval of federal, state or other regulatory authorities, then, unless the Administrator determines otherwise, a “Change in Control” shall not be deemed to occur until the later of the date of shareholder approval of such merger or consolidation or the date of final regulatory approval of such merger or consolidation; or (B) to sell or otherwise dispose of all or substantially all the assets of the Corporation; or

(iii) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a 12-month period unless the nomination for election by the Corporation’s shareholders of each new Director was approved by the vote of two-thirds of the members of the Board (or a committee of the Board, if nominations are approved by a Board committee rather than the Board) then still in office who were in office at the beginning of the 12-month period.

(d) Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred in the event the Corporation forms a holding company as a result of which the holders of the Corporation’s voting securities immediately prior to the transaction hold, in approximately the same relative proportions as they held prior to the transaction, substantially all of the voting securities of a holding company owning all of the Corporation’s voting securities after the completion of the transaction.

(For the purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

The Administrator shall have full and final authority, in its discretion, to determine whether a Change in Control of the Corporation has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

5. Termination of Service.

(a) The Option may be exercised only to the extent exercisable on the date of the Participant’s termination of service to the Corporation or an Affiliate (the “Termination Date”) (unless the termination was for Cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (i) the close of the period of three months next succeeding the Termination Date; or (ii) the close of the Option Period. If the services of the Participant are terminated for Cause, the Option shall lapse and no longer be exercisable as of the Termination Date, as determined by the Administrator.

(b) For the purposes of this Agreement, the Participant’s termination shall be for “Cause” if such termination results from the Participant’s (i) termination for “cause” as defined under the Participant’s employment, consulting or other agreement with the Corporation or an Affiliate, if any, or (ii) if the Participant has not entered into any such employment, consulting or other agreement (or if any such agreement does not address the effect of a “cause” termination), then the Participant’s termination shall be for “Cause” if termination results due to the Participant’s (A) dishonesty; (B) refusal to perform his duties for the Corporation or continued failure to perform his duties to the Corporation in a manner acceptable to the Corporation, as determined by the Administrator or its designee; (C) engaging in fraudulent conduct; or (D) engaging in conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of “Cause” shall be made by the Administrator and its determination shall be final and conclusive.

6. No Right of Continued Service; Forfeiture of Award. Neither the Plan, the grant of the Option nor any other action related to the Plan shall confer upon the Participant any right to continue in the service of the Corporation or an Affiliate or interfere with the right of the Corporation or an Affiliate to terminate the Participant’s service at any time. Except as otherwise expressly provided in the Plan or this Agreement or as determined by the Administrator, all rights of the Participant under the Plan with respect to the Option shall terminate upon termination of the Participant’s service.

7. Nontransferability of Option. The Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentence, the Option shall be exercisable during the Participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

8. Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of the Corporation with respect to the grant of the Option or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns. This Agreement does not supersede or amend any non-competition agreement, non-solicitation agreement, employment agreement, consulting agreement or any other similar agreement between the Participant and the Corporation, including, but not limited to, any restrictive covenants contained in such agreements.

9. Representations and Warranties of Participant. The Participant represents and warrants to the Corporation that:

(a) Agrees to Terms of the Plan and Agreement. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.

(b) Purchase for Own Account for Investment. Any Shares of Common Stock acquired pursuant to the Option shall be acquired for the Participant’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act. The Participant has no present intention of selling or otherwise disposing of all or any portion of the Shares subject to the Option.

(c) Access to Information. The Participant has had access to all information regarding the Corporation and its present and prospective business, assets, liabilities and financial condition that the Participant reasonably considers important in making a decision to acquire the Shares subject to the Option, and the Participant has had ample opportunity to ask questions of, and to receive answers from, the Corporation’s representatives concerning such matters and this investment.

(d) Understanding of Risks. The Participant is fully aware of: (i) the speculative nature of the investment in the Shares of Common Stock; (ii) the financial hazards involved in investment of the Common Stock; (iii) the lack of liquidity of the Shares subject to the Option and the restrictions on transferability of such Shares; (iv) the qualifications and backgrounds of the management of the Corporation; and (v) the tax consequences of investment in the Shares of Common Stock. The Participant is capable of evaluating the merits and risks of this investment, has the ability to protect his own interests in this transaction and is financially capable of bearing a total loss from this investment.

(e) No General Solicitation. At no time was the Participant presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale or purchase of the Shares subject to the Option.

(f) Compliance with Securities Laws. The Shares subject to the Option have not been registered with the Securities and Exchange Commission (“SEC”) under the Securities Act and, notwithstanding any other provision of this Agreement or the Plan to the contrary, the right to acquire any Shares subject to this Option is expressly conditioned upon compliance with all applicable federal and state securities laws. The Participant agrees to cooperate with the Corporation to ensure compliance with such laws.

(g) No Transfer Unless Registered or Exempt; State Restrictions. None of the Corporation’s securities is presently publicly traded, and the Corporation has made no representation, covenant or agreement as to whether there will be a public market for any of its securities. The Participant understands that he may not transfer any Shares subject to the Option unless such Shares are registered under the Securities Act and qualified under applicable state securities laws or unless, in the opinion of counsel to the Corporation, exemptions from such registration and qualification requirements are available. The

Participant understands that only the Corporation may file a registration statement with the SEC and that the Corporation is under no obligation to do so with respect to the Shares subject to the Option. The Participant has also been advised that exemptions from registration and qualification may not be available or may not permit the Participant to transfer all or any of the Shares subject to the Option in the amounts or at the times proposed by him. The Participant also agrees in connection with any registration of the Corporation’s securities that, upon the request of the Corporation or the underwriters managing any public offering of the Corporation’s securities, the Participant will not sell or otherwise dispose of any Shares without the prior written consent of the Corporation or such underwriters, as the case may be, for such period of time (not to exceed 180 days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Corporation or the underwriters may specify.

(h) Tax Consequences. The Corporation has made no warranties or representations to the Participant with respect to the tax treatment and consequences (including but not limited to income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Corporation or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option, and upon the sale of the Shares obtained upon exercise of the Option, and that the Participant should consult a tax advisor prior to such exercise or disposition. The Participant acknowledges that he has been advised that he should consult with his own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Corporation has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

10. Restrictions on Option and Shares.

(a) Other Agreements. As a condition to the issuance and delivery of Shares subject to the Option, or the grant of any benefit pursuant to the terms of the Plan, the Corporation may require the Participant or other person to become a party to the Shareholders Agreement, other agreement(s) restricting the transfer, purchase or repurchase of shares of Common Stock of the Corporation, voting agreement or such other agreements and any other employment agreements, consulting agreements, non-competition agreements, confidentiality agreements, non-solicitation agreements or other agreements imposing such restrictions as may be required by the Corporation. In addition, without in any way limiting the effect of the foregoing, the Participant or other holder of the Shares shall be permitted to transfer such Shares only if such transfer is in accordance with the terms of Section 15 of the Plan, this Agreement, the Shareholders Agreement and/or any other applicable agreements. The acquisition of the Shares by the Participant or any other holder of the Shares shall be subject to, and conditioned upon, the agreement of the Participant or other holder of such Shares to the restrictions described in Section 15 of the Plan, this Agreement, the Shareholders Agreement and any other applicable agreements. In the event that the Participant has not entered into the Shareholders Agreement or other agreement with the Corporation containing rights of first refusal or other restrictions on transfer, the restrictions set forth in Sections 10(c)-(e) below shall apply with respect to the Shares.

(b) Corporation’s Repurchase Rights. If the employment or service of the Participant with the Corporation or an Affiliate terminates for any reason (whether by the Corporation or the Participant, and whether voluntary or involuntary), the Corporation or its designee shall have the right (but not the obligation) to repurchase (the “Repurchase Right”) any or all Shares issued to the Participant pursuant to the Option, subject to such terms and conditions (including but not limited to determination of the repurchase price (the “Repurchase Price”)) as may be stated in the Plan and this Agreement. In such event, the Repurchase Price, if any, paid by the Corporation or its designee shall equal (i) the Fair Market Value (as defined in the Plan) per Share times the number of Shares being repurchased, if the Participant’s termination is for any reason other than Cause; or (ii) the lesser of the Fair Market Value or the original purchase price paid for the Shares (that is, the Option Price, as defined in Section 2 herein) per Share times the number of Shares being repurchased, if the Participant’s termination is for Cause. The Fair Market Value shall be determined by the Administrator as of the Participant’s Termination Date or as of a date as soon as practicable preceding the Participant’s Termination Date. The Administrator’s determination of the Fair Market Value shall be final and conclusive. The Administrator also has sole discretion to determine the basis of the Participant’s termination, including whether such termination was for Cause. The Corporation’s Repurchase Right described herein may, in the Corporation’s discretion, be exercised by a designee or designees of the Corporation and, for the purposes of Section 10(b), references to the “Corporation” shall (unless the context otherwise requires) include its designee or designees. The Corporation may exercise its repurchase right under this Section 10(b) at any time during the 90-day period following a Participant’s Termination Date by delivering written notice to the Participant or other holder of such Shares. Such notice shall be accompanied by delivery of a certified or official bank check (or other consideration acceptable to the Corporation and the Participant or other holder) in the amount of the Repurchase Price for the Shares being repurchased; provided, however, that, the Administrator in its discretion may determine that the Repurchase Price shall be subject to any right of offset of the Corporation or other terms and conditions. In addition, the Corporation may delay payment of the Repurchase Price for such period as may be necessary to avoid adverse accounting consequences for the Corporation (including but not limited to a delay in repurchase if necessary to avoid treatment of the Option as a variable award under FASB Interpretation No. 44, “Accounting for Certain Transactions involving Stock Compensation,” an interpretation of APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“FIN 44”)). Upon delivery of such notice and the payment of the Repurchase Price, the Corporation shall become the legal and beneficial owner of the Shares being purchased and all rights and interests therein or relating thereto. Shares issued pursuant to the Option shall also be subject to any repurchase, transfer or other restrictions contained in any shareholders agreement or similar agreement. In the event that any Shares held by the Participant shall be transferred to another person or entity, the Corporation’s Repurchase Right shall extend and apply to all Shares held by such transferee or transferees.

(c) Right of First Refusal.

(i) Grant of Right. The Corporation shall have a right of first refusal (the “Right of First Refusal”), exercisable in connection with any proposed Transfer of any Shares held by the Participant or other holder of such Shares. For the purposes of this Section 10(c), the term “Transfer” shall include, but not be limited to, transfer by sale, gift, pledge, or hypothecation, or transfer at the direction of a court, or in any bankruptcy, receivership or by operation of law, whether with or without consideration, intended to be made by the Participant or any other holder of the Shares (each, the “Owner”).

(ii) Notice of Intended Disposition. In the event any Owner of Shares desires to accept a bona fide third-party offer for the transfer of any or all of such shares (the shares subject to such offer to be hereinafter referred to as the “Target Shares”), the Owner shall promptly (A) deliver to the Corporation written notice (the “Disposition Notice”) of the terms of the offer, including the purchase price proposed to be paid by the third-party offeror (the “Agreed Price”) and the identity of the third-party offeror, and (B) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in this Section 10.

(iii) Exercise of the Right of First Refusal. The Corporation shall, for a period of not less than 90 days following receipt of the Disposition Notice (the “First Refusal Period”), have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which the Owner consents. Such right shall be exercisable by delivery of written notice to the Owner prior to the expiration of the First Refusal Period. If such right is exercised with respect to all the Target Shares, then the closing date for any repurchase of shares by the Corporation pursuant to Section 10(c) shall be no later than the twentieth day following the end of the First Refusal Period. The Corporation’s purchase price for the Target Shares shall be the lesser of the Agreed Price and the applicable Valuation Price for the Target Shares. The Valuation Date applicable for purposes of Section 10(c) shall be the first day of the First Refusal Period.

(iv) Non-Exercise of the Right of First Refusal. In the event the Corporation does not provide notice of its intent to exercise the Right of First Refusal prior to the expiration of the First Refusal Period and after satisfying the other requirements of any other agreements between the Participant and the Corporation, the Owner shall have a period of 90 days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the disposition notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Section 10 herein. The third-party offeror shall acquire the Target Shares subject to the Repurchase Right, Right of First Refusal and the other provisions and restrictions of the Plan and this Agreement, and any subsequent disposition of the acquired shares must be effected in compliance with the terms and conditions of such Repurchase Right, Right of First Refusal and the provisions and restrictions of the Plan and this Agreement. In the event the Owner does not effect such sale or disposition of the Target Shares within the specified 90-day period, the Right of First Refusal shall continue to be applicable to any subsequent disposition of the Target Shares by the Owner until such right lapses.

(v) Determination of Valuation Price. For the purposes of this Agreement, unless the Administrator determines otherwise, the “Valuation Price” shall equal the Fair Market Value (as defined in the Plan) per share of the Common Stock.

(vi) Delivery and Payment. In the event that the Corporation exercises its Right of First Refusal, payment for the Target Shares shall be made by delivery of a certified or official bank check (or other consideration acceptable to the Corporation and the Participant or other holder) in the amount of the lesser of the Agreed Price and the Valuation Price for the Shares being purchased; provided, however, that, the Administrator in its discretion may determine that such price shall be subject to any right of offset of the Corporation or other terms and conditions. In addition, notwithstanding Section 10(c)(iii) herein, the Corporation may delay payment of such price for such period as may be necessary to avoid adverse accounting consequences for the Corporation (including but not limited to a delay in repurchase if necessary to avoid treatment of the Option as a variable award under FIN 44). Upon delivery of notice and the payment of the applicable purchase price, the Corporation shall become the legal and beneficial owner of the Shares being purchased and all rights and interests therein or relating thereto. Shares issued pursuant to the Option shall also be subject to any repurchase, transfer or similar restrictions stated in any shareholders agreement. In the event that any Shares held by the Participant shall be transferred to another person or entity, the Corporation’s Right of First Refusal shall extend and apply to all Shares held by such transferee or transferees.

(d) Subsequent Transferees. The Corporation’s rights, including but not limited to the Repurchase Right and Right of First Refusal described in Section 10(b) and Section 10(c), respectively, shall apply to any shares held by a transferee or transferees (collectively, the “Transferee”), which shares were issued to the Participant pursuant to the Plan and subsequently transferred to the Transferee. The Corporation shall be under no obligation to transfer or issue shares to such Transferee, and such Transferee shall have no rights with respect to any such shares, until the Transferee has agreed to be subject to the terms and conditions of the Plan (including but not limited to the provisions of Section 10 herein), this Agreement and any other applicable agreement. Any transfer or purported transfer made by a purchaser of shares under this Plan, except at the times and in the manner herein specified, will be null and void and the Corporation shall not recognize or give effect to such transfer on its books and records or recognize the person or persons to whom such proposed transfer has been made as the legal or beneficial holder of those shares.

(e) Expiration of Repurchase Right and Right of First Refusal. The Corporation’s Repurchase Right and Right of First Refusal shall expire in the event that a Public Market (as defined in the Plan) for the Common Stock (or successor securities) shall be deemed to exist.

(f) Compliance with Applicable Laws, Rules and Regulations. The Corporation may impose such restrictions on the Option, the Shares and any other benefits underlying the Option as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities. Notwithstanding any other provision in the Plan or the Agreement to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with Applicable Laws (including but not limited to the requirements of the

Securities Act). The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to the Option hereunder in such form as may be prescribed from time to time by Applicable Laws or as may be advised by legal counsel.

11. Changes in Status. Unless the Administrator determines otherwise, the Option shall not be affected by any change in the terms, conditions or status of the Participant’s employment or service, provided that the Participant continues to be an employee of, or in service to, the Corporation or an Affiliate.

12. Governing Law. The Participant acknowledges that this Agreement was entered into in the State of North Carolina. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of Utah, without regard to the principles of conflicts of laws, and in accordance with applicable federal laws of the United States.

13. Amendment and Termination; Waiver. Subject to the terms of the Plan, this Agreement may be amended, altered and/or terminated at any time by the Administrator; provided, however, that any such amendment, alteration or termination of the Option shall not, without the consent of the Participant, materially adversely affect the rights of the Participant with respect to the Option. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent and without shareholder approval, unless such approval is required by Applicable Laws) to the extent necessary to comply with Applicable Laws or changes to Applicable Laws (including but not limited to Code Section 409A and Code Section 422 or related regulations or other guidance and federal securities laws). The Administrator shall have unilateral authority to make adjustments to the terms and conditions of the Option in recognition of unusual or nonrecurring events affecting the Corporation or any Affiliate, or the financial statements of the Corporation or any Affiliate, or of changes in accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles. The waiver by the Corporation of a breach of any provision of the Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

14. No Rights as a Shareholder. The Participant and his legal representatives, legatees, distributees or transferees shall not be deemed to be the holder of any Shares subject to the Option and shall not have any rights of a shareholder unless and until certificates for such Shares have been issued and delivered to him or them.

15. Withholding. The Participant acknowledges that the Corporation shall require the Participant to pay the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Option and delivery of the Shares, to satisfy such obligations. Notwithstanding the foregoing, the Administrator may establish procedures to permit the Participant to satisfy such obligations in whole or in part, and any other local, state, federal, foreign or other income tax obligations relating to the Option, by electing (the “election”) to have the Corporation withhold shares of Common Stock from the Shares to which the Participant is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

16. Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of the Agreement by the Administrator and any decision made by it with respect to the Agreement shall be final and binding.

17. Notices. Except as may be otherwise provided by the Plan or determined by the Administrator, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Corporation’s records, or if to the Corporation, at the Corporation’s principal office.

18. Severability. If any provision of the Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

19. Right of Offset. Notwithstanding any other provision of the Plan or the Agreement, the Corporation may reduce the amount of any payment otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to the Corporation, and the Participant shall be deemed to have consented to such reduction.

20. Cash Settlement. Notwithstanding any provision of the Plan or this Agreement to the contrary, the Administrator may (subject to any requirements imposed under Code Section 409A, related regulations or other guidance) cause the Option (or portion thereof) to be cancelled in consideration of an alternative award or cash payment of an equivalent cash value, as determined by the Administrator in its sole discretion, made to the Participant.

21. Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed in behalf of the Corporation and by the Participant effective as of the day and year first above written.

POKERTEK, INC.

By:
Printed Name:
Title:

Attest:

Secretary

[Corporate Seal]

PARTICIPANT

By:
Printed Name:

POKERTEK, INC.

2005 STOCK INCENTIVE PLAN

Stock Option Agreement

(Non-Employee Directors)

SCHEDULE A

Date Option will be granted:
Date Option expires:
Number of Shares subject to Option:	shares
Option Price (per Share):	$
Type of Option:	Nonqualified Option

Date Installment First Exercisable	Percentage of Option Which Is Exercisable

A-1